Exhibit 99.8

FW Hungary Licensing Limited Liability Company

Condensed Financial Statements

September 30, 2005

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY

STATEMENT OF OPERATIONS
(in thousands of dollars)
(Unaudited)

	For the Nine Months Ended September 30,

	2005	2004

Revenues:
Royalty income with affiliates	$19,791	$16,986
Interest income with affiliates	127	—

Total Revenues	19,918	16,986

Costs and Expenses:
Interest expense with affiliates	(8,515)	(8,542)
Other deductions (including $(1,061) in 2005 and $(316) in 2004 with affiliates)	(1,179)	(681)

Total Costs and Expenses	(9,694)	(9,223)

Earnings before income taxes	10,224	7,763
Provision for income taxes	(805)	(353)

Net earnings	$9,419	$7,410

See notes to condensed financial statements.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY

STATEMENT OF FINANCIAL POSITION
(in thousands of dollars)
(Unaudited)

	September 30, 2005	December 31, 2004

ASSETS
Current Assets:
Cash and cash equivalents	$164	$347
Accounts receivable from affiliates	15,723	8,610
Notes receivable from affiliates	9,700	—
Prepaid expenses	92	68

Total current assets	25,679	9,025

Deferred income taxes	13,246	13,408

TOTAL ASSETS	$38,925	$22,433

LIABILITIES AND MEMBER'S INTEREST
Current Liabilities:
Accounts payable to affiliates	$1,942	$2,277
Accrued expenses	333	73
Advance payments	112	447
Income taxes payable	1,393	900
Notes payable to affiliates	131,467	124,477

Total current liabilities	135,247	128,174

Commitments and contingencies

TOTAL LIABILITIES	135,247	128,174

TOTAL MEMBER'S INTEREST	(96,322)	(105,741)

TOTAL LIABILITIES AND MEMBER'S INTEREST	$38,925	$22,433

See notes to condensed financial statements.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY

STATEMENT OF MEMBER’S INTEREST
(in thousands of dollars)
(Unaudited)

	Contributed	Accumulated	Other
	Capital	Earnings	Adjustments (1)	Total

Balance - December 31, 2004	$50,101	$28,508	$(184,350)	$(105,741)
Earnings for the period	—	9,419	—	9,419

Balance - September 30, 2005	$50,101	$37,927	$(184,350)	$(96,322)

(1)	Other adjustments include the excess of fair value over recorded amount of intangible assets acquired from an affiliated company of $190,000, net of a tax benefit of $5,700 and capitalization of a note receivable of $50.

See notes to condensed financial statements.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY

CONDENSED STATEMENT OF CASH FLOWS
(in thousands of dollars)
(Unaudited)

	For the Nine Months Ended September 30,

	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$2,527	$2,147

CASH FLOWS FROM FINANCING ACTIVITIES
Net payments of notes with affiliates	(2,710)	(2,295)

Net cash used in financing activities	(2,710)	(2,295)

DECREASE IN CASH AND CASH EQUIVALENTS	(183)	(148)
Cash and cash equivalents at beginning of year	347	461

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$164	$313

See notes to condensed financial statements.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY

NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

1.	Nature of Operations and Relationship to Foster Wheeler Ltd. and Subsidiaries

FW Hungary Licensing Limited Liability Company (the “Company”) was organized on December 1, 2000 under the laws of Hungary. The Company, as of December 2003, is a wholly owned subsidiary of Financial Services S.a.r.l. (“SARL” or the “Member”) which is a subsidiary of Foster Wheeler LLC (“FWLLC”) (99.2%), and Perryville Services Company Ltd. (“Perryville”) (0.8%), which are indirectly wholly owned subsidiaries of Foster Wheeler Ltd. Prior to December 2003, the Company was owned by FW Technologies Holdings, LLC (“FWTH”) which was, prior to its dissolution, a subsidiary of FWLLC (99.9%) and Perryville (0.1%) (see Note 4). The principal operation of the Company is the management, developing and licensing of the beneficial rights of Foster Wheeler Ltd.’s intellectual property. The Company currently licenses such rights to various Foster Wheeler affiliates outside of the United States.

The Company’s only transactions and relationships are with SARL, FWLLC and other affiliated companies as discussed in Notes 2 and 4. Accordingly, the financial position, results of operations and cash flows of the Company could differ significantly from those that would have resulted had the Company been an independent entity.

The Company’s functional currency is the U.S. dollar.

2.	Liquidity and Going Concern

The accompanying condensed consolidated financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company’s ability to continue as a going concern is largely dependent on Foster Wheeler Ltd.’s ability to continue as a going concern. Foster Wheeler Ltd. and the Company may not, however, be able to continue as a going concern. The realization of assets and the satisfaction of liabilities in the normal course of business are dependent on, among other things, Foster Wheeler Ltd.’s ability to operate profitably, to generate cash flows from operations, to collect receivables adequate to fund its obligations, including those resulting from asbestos-related liabilities, as well as Foster Wheeler Ltd.’s ability to maintain credit facilities and bonding capacity adequate to conduct its business. Foster Wheeler Ltd. incurred significant operating losses in each of the years in the three-year period ended December 31, 2004, and has a shareholders’ deficit of $375,004 as of September 30, 2005.

Management closely monitors liquidity and updates its U.S. liquidity forecasts weekly. These forecasts cover, among other analyses, existing cash balances, cash flows from operations, cash repatriations from non-U.S. subsidiaries, asset sales, working capital needs, unused credit line availability and claims recoveries, if any. Foster Wheeler Ltd.’s liquidity forecasts cover a twelve-month period and continue to indicate that sufficient liquidity will be available to fund Foster Wheeler Ltd.’s U.S. and foreign working capital needs through the third quarter of 2006.

As of September 30, 2005, Foster Wheeler Ltd. had cash and cash equivalents, short-term investments, and restricted cash totaling $342,072, compared to $390,186 as of December 31, 2004. Of the $342,072 total at September 30, 2005, $302,068 was held by Foster Wheeler Ltd.’s foreign subsidiaries.

Foster Wheeler Ltd.’s domestic operating entities do not generate sufficient cash flow to cover the costs related to Foster Wheeler Ltd.’s indebtedness, obligations to fund U.S. pension plans, asbestos-related liabilities and corporate overhead expenses. Consequently, Foster Wheeler Ltd. requires cash repatriations from its non-U.S. subsidiaries in the normal course of its operations to meet its domestic cash needs. Foster Wheeler Ltd.’s current 2005 forecast assumes total cash repatriation from its non-U.S. subsidiaries of $119,400 from royalties, management fees, intercompany loans, debt service on intercompany loans, and/or dividends. Foster Wheeler Ltd. repatriated $86,100 and $65,000 from its non-U.S. subsidiaries in the first nine months of 2005 and 2004, respectively.

There can be no assurance that the forecasted foreign cash repatriation will occur, as the non-U.S. subsidiaries need to keep certain amounts available for working capital purposes, to pay known liabilities, and for other general corporate purposes. Such amounts exceed, and are not directly comparable to, the foreign component of restricted cash. In addition, certain of Foster Wheeler Ltd.’s non-U.S. subsidiaries are parties to loan and other agreements with covenants, and are subject to statutory requirements in their jurisdictions of organization that restrict the amount of funds that such subsidiaries may distribute. The repatriation of funds may also subject those funds to taxation. As a result of these factors, Foster Wheeler Ltd. may not be able to repatriate and utilize funds held by its non-U.S. subsidiaries in the amount forecasted above.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY

NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

In September 2004, Foster Wheeler Ltd. consummated an equity-for-debt exchange in which it issued common shares, preferred shares, warrants to purchase common shares and new 2011 Senior Notes in exchange for certain of its outstanding debt securities and trust securities. The exchange offer reduced Foster Wheeler Ltd.’s existing debt by $436,933, reduced deferred accrued interest by $31,105, improved shareholders’ deficit by $448,162 and eliminated substantially all material scheduled corporate debt maturities prior to 2011.

In August 2005, Foster Wheeler Ltd. completed a second equity-for-debt exchange in which it issued common shares for Trust Preferred Securities. This exchange reduced the aggregate liquidation amount of Foster Wheeler Ltd.’s existing Trust Preferred Securities by $65,214, reduced the amount of deferred accrued interest by $26,052, and improved shareholders’ deficit by $87,571.

On October 13, 2005, Foster Wheeler Ltd. consummated a third equity-for-debt exchange for up to $150,000 outstanding principal amount of the 2011 Senior Notes, along with a consent solicitation. Under the terms of the exchange offer, each tendering holder received 40.179 common shares for each thousand dollars of aggregate principal amount of 2011 Senior Notes, including accrued and unpaid interest, accepted by Foster Wheeler Ltd. for exchange. Concurrent with the exchange offer, Foster Wheeler Ltd. also solicited consents from holders of the outstanding 2011 Senior Notes to proposed amendments to the indenture under which the outstanding 2011 Senior Notes were issued. Foster Wheeler Ltd. offered holders a consent fee of ten dollars for each thousand dollars of aggregate principal amount of 2011 Senior Notes tendered as of October 27, 2005. Foster Wheeler Ltd. has obtained the consent of a majority of the outstanding aggregate principal amount of the 2011 Senior Notes required to amend the indenture. The exchange, which will be reflected in Foster Wheeler Ltd.’s fourth quarter 2005 financial statements, reduced the carrying amount of outstanding 2011 Senior Notes, reduced the amount of unpaid accrued interest on the 2011 Senior Notes, and improved consolidated shareholders’ deficit. The expected improvement in consolidated shareholders’ deficit relating to the exchange offer reflects the issuance of new common stock equity offset by a primarily non-cash charge to income. The charge reflects primarily the difference between the fair market value of the common shares to be issued and the book value of the debt exchanged.

In March 2005, Foster Wheeler Ltd. entered into a new 5-year $250,000 Senior Credit Agreement. The Senior Credit Agreement includes a $75,000 sub-limit for borrowings at a rate equal to LIBOR plus 5%. Standby letters of credit issued under the Senior Credit Agreement will carry a fixed price throughout the life of the facility. The assets and/or the stock of certain of Foster Wheeler Ltd.’s domestic and foreign subsidiaries collateralize the Senior Credit Agreement. Foster Wheeler Ltd. paid $13,440 in fees and expenses in conjunction with the execution of the Senior Credit Agreement. Such fees, paid predominately in the first quarter of 2005, will be amortized to expense over the life of the agreement.

Lenders under Foster Wheeler Ltd.’s new Senior Credit Agreement have a security interest in the stock, debt and assets of certain of Foster Wheeler Ltd.’s subsidiaries, which includes the Company. The Senior Credit Agreement and a sale/leaseback arrangement for a corporate office building contain quarterly financial covenant compliance requirements. Management’s current twelve-month forecast indicates that Foster Wheeler Ltd. will be in compliance with the financial covenants through the third quarter of 2006. The forecast assumes a significant level of new contracts and continued good performance on existing contracts. However, there can be no assurance that Foster Wheeler Ltd. will be able to comply with the covenants. If Foster Wheeler Ltd. violates a covenant under the Senior Credit Agreement or the sale/leaseback arrangement, repayment of amounts outstanding under such agreements could be accelerated and the following borrowings outstanding could also be accelerated: the 2011 Senior Notes, the 2005 Senior Notes, the Convertible Subordinated Notes, the Trust Preferred Securities, the Subordinated Robbins Facility Exit Funding Obligations, and certain of the special-purpose project debt facilities. The total amount of Foster Wheeler Ltd. debt that could be accelerated is $388,461 as of September 30, 2005. Foster Wheeler Ltd. would not be able to repay amounts borrowed if the payment dates were accelerated. Assuming that $150,000 aggregate principal amount of 2011 Senior Notes are tendered in the exchange offer commenced on October 13, 2005 as described above, the total debt that could be accelerated would be reduced to $238,461.

On July 25, 2005, Foster Wheeler Ltd.’s U.K. subsidiary entered into a £50,000 (approximately $88,200) bank guarantee facility and a £150,000 (approximately $264,600) foreign exchange hedging facility. Lenders under the facilities have a security interest in the stock and assets of Foster Wheeler Ltd.’s U.K. subsidiary and its subsidiaries.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY

NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Holders of Foster Wheeler Ltd.’s 2011 Senior Notes have a security interest in the stock, debt and assets of certain of Foster Wheeler Ltd.’s subsidiaries, which includes the Company. The 2011 Senior Notes contain incurrence covenants that limit Foster Wheeler Ltd.’s ability to undertake certain actions including incurring debt, making certain payments and investments, granting liens, selling assets and entering into specific intercompany transactions, among others. Management monitors these covenants to ensure Foster Wheeler Ltd. remains in compliance with the indenture. As part of the exchange offer commenced on October 13, 2005, Foster Wheeler Ltd. solicited consents from holders of the outstanding 2011 Senior Notes to proposed amendments to the indenture including the elimination of all material restrictive covenants previously noted. As of October 27, 2005, Foster Wheeler Ltd. obtained the consent of a majority of the outstanding aggregate principal amount of the 2011 Senior Notes required to amend the indenture.

Since January 15, 2002, Foster Wheeler Ltd. has exercised its right to defer payments on the Trust Preferred Securities for up to 20 consecutive quarterly periods. The previous Senior Credit Facility required Foster Wheeler Ltd. to defer the payment of the dividends on the Trust Preferred Securities; while the new Senior Credit Agreement requires the approval of the lenders to make payments on the Trust Preferred Securities to the extent such payments are not contractually required by the underlying Trust Preferred Securities agreements. Accordingly, no dividends were paid during the first nine months of 2005 or during fiscal year 2004. Foster Wheeler Ltd. intends to continue to defer payment of the dividends on the Trust Preferred Securities until January 15, 2007 – the full term allowed by the underlying agreement. Once the deferred dividend obligation has been satisfied, Foster Wheeler Ltd. has the right to defer subsequent dividend payments for an additional 20 consecutive quarters.

Foster Wheeler Ltd.’s inability to operate profitably and to generate cash flows from operations in recent fiscal years, its reliance on repatriated cash from its foreign subsidiaries to fund its domestic obligations, and its obligations to maintain minimum debt covenants to avoid possible acceleration of its debt, raises substantial doubt about Foster Wheeler Ltd.’s and the Company’s ability to continue as a going concern.

3.	Summary of Significant Accounting Policies

The statement of financial position as of September 30, 2005 and the related statement of operations and the condensed statement of cash flows for the nine-month periods ended September 30, 2005 and 2004, are unaudited. The statement of financial position as of December 31, 2004 has been derived from the 2004 audited financial statements. In the opinion of management, all adjustments necessary for a fair presentation of such financial statements have been included. Such adjustments only consisted of normal recurring items. Interim results are not necessarily indicative of results for a full year.

A summary of the Company’s significant accounting policies is presented below. There has been no material change in the accounting policies followed by the Company during the first nine months of 2005.

Fiscal Year — The Company’s fiscal year ends December 31.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Changes in estimates are reflected in the periods in which they become known. The most significant estimates relate to the collectibility of royalty income from affiliates and income taxes.

Revenue Recognition — Revenue is recognized on the accrual basis. The Company’s primary source of revenue is royalty income from related parties.

Cash and Cash Equivalents — Cash and cash equivalents include highly liquid short-term investments purchased with original maturities of three months or less.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY

NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

Accounts Receivable from Affiliates — Accounts receivable consist solely of amounts due from related parties. See Note 4.

Income Taxes — The Company files a tax return in Hungary. Provision is made for foreign income taxes payable in Hungary where the statutory rate is currently 4%. Hungarian legislation will increase the statutory rate to 16% with certain exemptions which will bring the effective tax rate for the Company to approximately 8% effective January 1, 2006. In addition, the Company’s royalty income from foreign sources is subject to foreign tax withholding. Income tax expense in the Company’s statement of operations has been calculated on a separate company basis.

Deferred income taxes are provided on a liability method whereby deferred tax assets/liabilities are established for the difference between the financial reporting and income tax basis of assets and liabilities, as well as operating loss carryforwards. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets were adjusted to reflect the increase in the Hungarian tax rates described above.

4.	Related Party Transactions

The Company made an investment in Foster Wheeler Licensing Services G.P. (“FWLS”) of $190,000 on December 22, 2000 through the issuance of a $190,000 note payable to FWLS, which was later assigned to FWLLC. FWLS held licensed property that included intellectual property, confidential informational, licensing rights and marketing intangibles of Foster Wheeler Ltd. On May 18, 2001, FWLS was dissolved and the Company acquired the licensed property in exchange for its ownership interest. The transfer of the licensed property was seen as a transaction between entities under common control. As a result, the licensed property was recorded at its carrying value of zero.

On December 1, 2003, FWLLC transferred its $190,000 note receivable from the Company to SARL. This transfer was part of a reorganization of the Company whereby a portion of the note, $50,000, was contributed for additional membership units and recorded as additional capital of the Company. SARL subsequently acquired 100% of the interest in the Company during December 2003. The note payable to SARL has a balance of $124,252 at September 30, 2005, and December 31, 2004, and bears interest at an annual rate of 9.0%. Interest expense for the nine months ended September 30, 2005 and 2004 was $8,387 and $8,542, respectively.

In March 2005, the Company entered into a note agreement with Foster Wheeler Italiana S.p.A. in the amount of 4,500 Euros ($5,412 USD at September 30, 2005). This note is an interest bearing note at an annual interest rate of 3.1%. Interest expense for the nine months ended September 30, 2005 was $96. The Company also entered into a note agreement with Foster Wheeler Iberia S.A. in March 2005 in the amount of 1,500 Euros ($1,803 USD at September 30, 2005). This note is an interest bearing note at an annual interest rate of 3.1%. Interest expense for the nine months ended September 30, 2005 was $32.

The Company enters into licensing agreements as a Licensor to certain foreign affiliates of Foster Wheeler Ltd. The affiliates pay a royalty to the Company based on an agreed upon range of between 1.0% and 4.0% of the affiliates’ current year net revenues (operating revenues less intercompany revenues). These agreements are for one-year periods with the right of extension and revision. Royalty income is calculated and billed on a quarterly basis, and subsequently trued up upon the filing of the affiliates statutory statements, typically in the second or third quarter of the next year. A reduction of $2,022 and $585 related to this process were included in royalty revenue during the first nine months of 2005 and 2004, respectively. For the nine months ended September 30, 2005 and 2004, royalty income was $19,790 and $16,986, respectively. Accounts receivable from affiliates at September 30, 2005 and December 31, 2004 of $15,723 and $8,610, respectively, represents mainly unpaid royalty fees. Additionally, royalty fees collected and due back to affiliates of $46 and $0 at September 30, 2005 and December 31, 2004, respectively, are included in accounts payable to affiliates.

On January 1, 2001, the Company entered into a Cost Sharing Agreement with certain Foster Wheeler affiliates to share their collective knowledge and to jointly develop intangible property. The costs of developing this property allocable to the Company shall be fifty percent of the pretax net expenses of the affiliates for the year. The agreement is effective for five years and shall automatically renew for additional two-year terms unless the Company or affiliates give thirty days notice prior to the end of the term or any renewal term. The amount of costs incurred under this agreement for the nine months ended September 30, 2005, and 2004 was $1,061 and $316, respectively. As of September 30, 2005 and December 31, 2004, $337 and $2,225, respectively, were due to affiliates pursuant to this agreement.

In March 2005, the Company entered into a note agreement with Foster Wheeler Energia Oy in the amount of 6,000 Euros ($7,216 USD at September 30, 2005). This note is an interest bearing note at an annual interest rate of 3.1%. Interest income for the nine months ended September 30, 2005 was $127. The Company also entered into a note agreement with FWLLC in March 2005, in the amount of $4,308. The September 2005 value of the note is $2,484. This note is non-interest bearing.

FW HUNGARY LICENSING LIMITED LIABILITY COMPANY

NOTES TO CONDENSED FINANCIAL STATEMENTS
(in thousands of dollars)
(Unaudited)

All of the related party transactions discussed above are eliminated in the Foster Wheeler Ltd. and Subsidiaries Condensed Consolidated Balance Sheet as of September 30, 2005, and December 31, 2004 and the related Condensed Consolidated Statements of Operations and Cash Flows for the nine months ended September 30, 2005 and September 24, 2004.

The management of Foster Wheeler Ltd. has considered whether there are any costs borne by affiliates of the Company that should be allocated to the Company and has determined that these costs, if any, are immaterial.

5.	Income Taxes

The effective tax rate for the nine months ended September 30, 2005 and 2004 is 7.9% and 4.5%, respectively. The difference between the statutory and effective tax rate for the nine months ended September 30, 2005 is due primarily to foreign withholding taxes and the utilization of tax loss carryforwards. The variance in the effective tax rate for the nine months ended September 30, 2005 and is due primarily to an increase in foreign withholding taxes net of foreign tax credits in 2005 as well as the utilization of a loss in 2004.